EXHIBIT 10.3

FORM OF
INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is dated as of [___________], 2012 (the “Effective Date”), by and among Talos Production LLC, a Delaware limited liability company (“Buyer”), Energy Resource Technology GOM LLC, a Delaware limited liability company (formerly known as Energy Resource Technology GOM, Inc., a Delaware corporation) (the “Company”), CKB Petroleum LLC, a Delaware limited liability company (formerly known as CKB Petroleum, Inc., a Texas corporation) (“CKB” and, together with Buyer and the Company, the “Obligees”) and Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Obligor”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as hereinafter defined).

WHEREAS, Buyer entered into an Equity Purchase Agreement, dated as of [_____________], 2012 (as the same may have been amended from time to time, the “Purchase Agreement”), pursuant to which Obligor agreed to sell to Buyer the Purchased Equity in the Company; and

WHEREAS, pursuant to Section 8.13(d) of the Purchase Agreement, Obligees are required, as of the Effective Date, to indemnify Obligor and its Affiliates, to the extent Obligor or its Affiliates is an obligor under the Unreleased Financial Guarantees set forth on Schedule A hereto, from and against all of their obligations arising under the Unreleased Financial Guaranties set forth on Schedule A hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.1. Indemnification. Subject to the terms, conditions and limitations set forth in this Agreement, from and after the Effective Date, the Obligees shall indemnify, defend and hold harmless the Obligor, its Affiliates and its officers, directors, employees, shareholders, members, partners and agents, to the extent (and only to the extent) any of the foregoing is an obligor under the Unreleased Financial Guarantees set forth on Schedule A hereto (collectively, the “Obligor Indemnified  Persons”), from and against all of their obligations arising under the Unreleased Financial Guaranties set forth on Schedule A hereto, except to the extent that Buyer is otherwise entitled to indemnification with respect to such obligations pursuant to Section 13.2 of the Purchase Agreement.  Obligees’ indemnification obligation pursuant to this Section 1.1 shall not be subject to or limited by any deductible amount, any claim threshold, any general or specific cap or any survival period limitation.

Section 1.2. Claim Procedures.

(a) If an Obligor Indemnified Party receives notice of the assertion or commencement of any claim asserted against an Obligor Indemnified Party by a third Person (“Third Party Claim”) in respect of any matter that is subject to indemnification under Section 1.1 of this Agreement, the Obligor Indemnified Party shall promptly (i) notify the Obligees of the Third Party Claim and (ii)

transmit to the Obligees a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), the Obligor Indemnified Party’s best estimate of the amount of liabilities attributable to the Third Party Claim and the basis of the Obligor Indemnified Party’s request for indemnification under this Agreement.  Failure to timely provide such Claim Notice shall not affect the right of the Obligor Indemnified Party’s indemnification hereunder, except to the extent the Obligee is materially prejudiced by such delay or omission.

(b) If the Obligees admit (in writing) their obligation to indemnify the Obligor Indemnified Party with respect to any Third Party Claim, then the Obligees shall have the right to defend, at their sole cost and expense, the Obligor Indemnified Party against such Third Party Claim with counsel selected by the Obligees (who shall be reasonably satisfactory to the Obligor Indemnified Party), by all appropriate proceedings, to a final conclusion or settlement at the discretion of the Obligees in accordance with this Section 1.2(b).  The Obligees shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Obligees shall not enter into any settlement agreement without the written consent of the Obligor Indemnified Party; provided further, that such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third Person asserting the claim to all Obligor Indemnified Parties affected by the claim, (ii) the settlement agreement does not contain any sanction or restriction upon the conduct of any business by the Obligor Indemnified Party or its affiliates and (iii) the settlement agreement does not create a financial or other obligation on the part of the Obligor Indemnified Party or any other Person other than the Obligees.  If requested by the Obligees, the Obligor Indemnified Party agrees, at the sole cost and expense of the Obligees, to cooperate with the Obligees and their counsel in contesting any Third Party Claim that the Obligees elect to contest, including the making of any reasonably related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person and making the books and records and personnel of the Obligor Indemnified Party reasonably available during normal business hours.  The Obligor Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Obligees pursuant to this Section 1.2(b), and the Obligor Indemnified Party shall bear its own costs and expenses with respect to such participation.

(c) If the Obligees do not admit (in writing) their obligation to indemnify the Obligor Indemnified Party pursuant to Section 1.2(b), then the Obligor Indemnified Party shall have the right to defend, and be reimbursed for its reasonable cost and expense (but only if the Obligor Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Obligor Indemnified Party (who shall be reasonably satisfactory to the Obligees), by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Obligor Indemnified Party.  In such circumstances, the Obligor Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and proceedings; provided, however, that the Obligor Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Obligees’s consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Obligees may participate in, but not control, any defense or settlement controlled by the Obligor Indemnified Party pursuant to this Section 1.2(c), and the Obligees shall bear their own costs and expenses with respect to such participation.

Any claim by an Obligor Indemnified Party for indemnification under this Agreement that does not result from a Third Party Claim (a “Direct Claim”) will be asserted by giving the Obligee reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Obligor Indemnified Party becomes aware of such Direct Claim.  Failure to timely provide such notice of a Direct Claim shall not affect the right of the Obligor Indemnified Party’s indemnification hereunder, except to the extent the Obligees are materially prejudiced by such delay or omission.  Such notice by the Obligor Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of damages that has been or may be sustained by the Obligor Indemnified Party.  The Obligees will have a period of fifteen (15) Business Days within which to respond in writing to such Direct Claim.  If the Obligees do not so respond within such fifteen (15) Business Day period, the Obligees will be deemed to have rejected such claim, in which event the Obligor Indemnified Party will be free to pursue such remedies as may be available to the Obligor Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 1.3. Miscellaneous.

(a) Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties with respect to the subject matter hereof other than those set forth or referred to herein.

(b) Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any Obligee without the prior written consent of the Obligor, except that (i) any Obligee may assign its rights and obligations hereunder in the event such Obligee transfers its business, assets and operations to one or more third parties (either by merger, stock sale, sale of all or substantially all of the assets of Obligee or otherwise) so long as such Obligee requires, as a condition to such transfer, that the transferee(s) assume in writing such obligations under this Agreement and (ii) any Obligee may assign its rights under this Agreement to any of its Affiliates; provided, however, that, notwithstanding the foregoing, in the case of subclause (ii), no such assignment shall relieve such Obligee of its obligations under this Agreement.

(c) Amendment; Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.  Any party may, only by an instrument in writing, waive compliance by another party with any term or provision of this Agreement on the part of such other party to be performed or complied with.  The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

(d) Notices. All notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (i) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with “answer back” or other “advice of receipt” obtained, in each case to the appropriate address or number as set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 1.3(d)).  Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first business day following the date of such electronic receipt.

If to any Obligee, to:

Talos Production LLC
c/o Talos Energy LLC
1600 Smith St., Suite 5000
Houston, Texas 77002-7380
Telecopy No.: (713) 351-4100

with a copy to (which shall not constitute notice):

Mayer Brown LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002
Attention: William S. Moss III
Telecopy No.: (713) 238-2349

If to Obligor, to:

Helix Energy Solutions Group, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, Texas 77060
Attention: Alisa B. Johnson
Telecopy No.: (281) 618-0505

with a copy to (which shall not constitute notice):

Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77002
Attention: Bill Swanstrom
Telecopy: (713) 229-2518

Governing Law, Etc. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.  EACH PARTY CONSENTS TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN DELAWARE, HAVING SUBJECT MATTER JURISDICTION AND WITH RESPECT TO

ANY SUCH CLAIM, EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN DELAWARE, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT IT IS NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN DELAWARE. EACH PARTY AGREES THAT (i) THE FEDERAL OR STATE COURTS WITHIN DELAWARE WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE DISPUTES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT AND (ii) NO ACTION OR PROCEEDING WILL BE FILED IN ANY OTHER COURT.

(e) Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application of such term, provision or condition) shall not in any way be affected or impaired thereby.  Upon such determination that any term or other provision or condition is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by and delivered to each of the parties.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

TALOS PRODUCTION LLC

By:
Name:
Title:

ENERGY RESOURCE TECHNOLOGY GOM,
LLC

By:
Name:
Title:

CKB PETROLEUM, LLC

By:
Name:
Title:

HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title: